    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1999
                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             AMKOR TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)
                                   ----------

              DELAWARE                                                               23-1722724
  (State or other jurisdiction of          1345 ENTERPRISE DRIVE                  (I.R.S. Employer
   incorporation or organization)          WEST CHESTER, PA 19380              Identification Number)

                                   ----------
               (Address of Principal Executive Offices (Zip Code)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                                 1998 STOCK PLAN
                   1998 STOCK OPTION PLAN FOR FRENCH EMPLOYEES
                            (Full title of the plans)
                                   ----------
                                  JAMES J. KIM
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:
                            DONNA M. PETKANICS, ESQ.
                             BRUCE M. MCNAMARA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                                   ----------
                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF SECURITIES TO                                      TO BE         OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
         BE REGISTERED                                        REGISTERED        PER SHARE (1)       PRICE (1)           FEE
================================================================================================================================
Common  Stock,  $0.001 par value,
issuable  pursuant  to options to
be issued under the
  -- 1998 Employee Stock Purchase Plan...............        399,129 shares       $14.025(2)      $ 5,597,784        $ 1,556.18
  -- 1998 Stock Plan.................................      3,721,100 shares       $16.500         $61,398,150        $17,068.69
  -- 1998 Stock Option Plan for French Employees.....         68,600 shares       $16.500         $ 1,131,900        $   314.67
================================================================================================================================
      TOTAL                                                4,188,829 shares                                          $18,939.54
================================================================================================================================

(1) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. This computation is based the average of the high and the low prices of the Company's Common Stock as reported by the Nasdaq National Market on August 23, 1999 (the "Market Price").
(2) Based upon 85% of the Market Price (the price at which Common Stock may be sold to employees pursuant to the terms of this plan).

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

                             AMKOR TECHNOLOGY, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        Amkor Technology, Inc. (the "Company" or "Registrant") hereby incorporates by reference in this registration statement the following documents:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (Note with respect to dissolution of Chong Un & Company: The Company had an investment in Anam Semiconductor, Inc. ("ASI") as of December 31, 1997 and for the years ended December 31, 1996 and 1997. The Company sold its investment in ASI on February 16, 1998. ASI had a consolidated subsidiary, Anam Engineering and Construction Co., Ltd., that was audited by Chong Un & Company ("Chong Un"). A copy of the Chong Un 1997 audit report is included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The Company has been advised that Chong Un has been dissolved and has ceased to perform accounting and auditing services. Chong Un has not been and will not be available to perform any subsequent review procedures with respect to its report. Further, as a result of its status, Chong Un has not consented to the incorporation by reference of its report into this registration statement. The Company has been advised that the terms of Chong Un's dissolution require the preservation of its reserves in escrow for claims of damages for the next three years and there is no provision to distribute the firm's liquidation assets among its members. The Company understands that judgments, if any, awarded in the US or Korea to ATI investors rendered against Chong Un may be considered as a claim of damages provided that the claim is appropriate under Korean law. The discussion regarding certain effects of the Chong Un dissolution as set forth in this registration statement is not meant and should not be construed in any way as legal advice to any party and any potential purchaser of the Company's securities should consult with his or her own counsel with respect to the effect of the Chong Un dissolution on a potential purchase of the Company's securities or otherwise.)

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed pursuant to Section 13(a) of the Exchange Act.

        (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed pursuant to Section 13(a) of the Exchange Act.

        (d) The Registrant's Current Report on Form 8-K, filed on August 6, 1999 pursuant to Section 13(a) of the Exchange Act.

        (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on October 22, 1997, including any amendment or report filed for the purpose of updating such description.

        (f) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

        The Registrant has entered into indemnification agreements with its directors and certain of its officers.

        The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

       4.1*          Amkor Technology, Inc. 1998 Employee Stock Purchase Plan.

       4.2*          Amkor Technology, Inc. 1998 Stock Plan.

       4.3*          Amkor Technology, Inc. 1998 Stock Option Plan for French Employees.

       5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation, as to legality of securities being registered.

      23.1           Consent of Arthur Andersen LLP.

      23.2           Consent of Samil Accounting Corporation.

      23.3           Consent of SyCip Gorres Velayo & Co.

      23.4           Consent of Siana Carr & O'Connor, LLP.

      23.5           Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

      24.1           Power of Attorney (see signature page).

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*   Incorporated by reference to the Company's Registration Statement on Form
    S-1 filed October 6, 1997, as amended (File No. 333-37235).

ITEM 9.  UNDERTAKINGS

        (a)     Rule 415 Offering

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings incorporating subsequent Exchange Act documents by reference

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Amkor Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania, on the 30th day of August, 1999.

                                            AMKOR TECHNOLOGY, INC.


                                            By: /s/ JAMES J. KIM
                                               ---------------------------------
                                               James J. Kim
                                               Chairman of the Board and Chief
                                               Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney to any and all amendments to the Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                         DATE
           ---------                                -----                         ----
/s/ JAMES J. KIM                        Chairman of the Board and Chief       August 30, 1999
----------------------------------      Executive Officer (Principal
James J. Kim                            Executive Officer)

                                        President and Director
----------------------------------
John N. Boruch

/s/ KENNETH T. JOYCE                    Chief Financial Officer (Principal    August 30, 1999
----------------------------------      Financial and Accounting Officer)
Kenneth T. Joyce

/s/ WINSTON J. CHURCHILL                Director                              August 30, 1999
----------------------------------
Winston J. Churchill


/s/ ROBERT E. DENHAM                    Director                              August 30, 1999
----------------------------------
Robert E. Denham

/s/ THOMAS D. GEORGE                    Director                              August 30, 1999
----------------------------------
Thomas D. George

/s/ GREGORY K. HINCKLEY                 Director                              August 30, 1999
----------------------------------
Gregory K. Hinckley

/s/ JOHN B. NEFF                        Director                              August 30, 1999
----------------------------------
John B. Neff


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

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

      Exhibit
      Number                                       Description
---------------------------------------------------------------------------------------------------
       4.1*          Amkor Technology, Inc. 1998 Employee Stock Purchase Plan.

       4.2*          Amkor Technology, Inc. 1998 Stock Plan.

       4.3*          Amkor Technology, Inc. 1998 Stock Option Plan for French Employees.

       5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation, as to legality of securities being registered.

      23.1           Consent of Arthur Andersen LLP.

      23.2           Consent of Samil Accounting Corporation.

      23.3           Consent of SyCip Gorres Velayo & Co.

      23.4           Consent of Siana Carr & O'Connor, LLP.

      23.5           Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

      24.1           Power of Attorney (see signature page).

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*       Incorporated by reference to the Company's Registration Statement on
        Form S-1 filed October 6, 1997, as amended (File No. 333-37235)



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